Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of New Image Concepts, Inc. for the period ending March 31, 2009, I, Belen Flores, Chief Executive Officer and Chief Financial Officer of New Image Concepts, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2009, fairly represents in all material respects, the financial condition and results of operations of New Image Concepts, Inc.

Date: May 12, 2009

NEW IMAGE CONCEPTS, INC.

By: /s/ Belen Flores
Belen Flores Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer